EXHIBIT 10.1

POLARIS INDUSTRIES INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS

Section 1.   INTRODUCTION

1.1 ESTABLISHMENT.  Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby establishes the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Plan”) for those directors of the Company who are neither officers nor employees of the Company. The Plan provides (i) for the grant of awards in the form of Common Stock Equivalents to Directors and (ii) the opportunity for Directors to defer receipt of all or a part of their cash compensation and thereby be credited with additional Common Stock Equivalents.

1.2 PURPOSES.  The purposes of the Plan are to align the interests of Directors more closely with the interests of other shareholders of the Company, to encourage the highest level of Director performance by providing the Directors with a direct interest in the Company’s attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Directors.

1.3 EFFECTIVE DATE.  This Plan was originally effective as of January 26, 1995, the date of its initial approval by the Board of Directors and amended and restated effective as of January 1, 2008. The Plan was further amended and restated by the Board of Directors as of January 22, 2009.

Section 2.   DEFINITIONS

2.1 DEFINITIONS.  The following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means any of the events set forth below:

(i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of voting securities of the Company in excess of 30% of the voting securities of the Company unless such acquisition has been approved by the Board; or

(ii) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on the effective date of the Plan and (B) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and/or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (A); or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company immediately prior to such reorganization, merger or consolidation, as the case may be; or

(iv) A sale or other disposition of all or substantially all the assets of the Company.

Notwithstanding the foregoing, no event will constitute a Change in Control unless such event is a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(2)(A)(v) of the Code and the regulations thereunder.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board as the Board may designate.

(d) “Common Stock Equivalent” means a hypothetical share of Stock which shall have a value on any date equal to the Fair Market Value of one share of Stock on that date.

(e) “Common Stock Equivalent Award” means an award of Common Stock Equivalents granted to a Director pursuant to Section 5.1 of the Plan.

(f) “Deferred Stock Account” means the bookkeeping account established by the Company in respect to each Director pursuant to Section 5.4 hereof and to which shall be credited Common Stock Equivalents pursuant to the Plan.

(g) “Director” means a member of the Board who is neither an officer nor an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code, and an officer is an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” means as of any applicable date: (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the “pink sheets” or displayed on the NASD Electronic Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.

(j) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Stock” means the $.01 par value common stock of the Company.

(l) “Quarterly Payment Date” means each of the four dates each year on which the Company pays retainer fees to Directors.

2.2 GENDER AND NUMBER.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definitions of any term herein in the singular shall also include the plural.

Section 3.  PLAN ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (ii) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (iii) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority, discretion or power to select the Directors who will receive awards pursuant to the Plan, determine the awards to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder or the time at which such awards are to be granted, established the duration and nature of awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The determinations of the Committee on matters within its authority shall be conclusive and binding upon the Company and other persons. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Plan shall be interpreted and implemented in a manner so that Directors will not fail, by reason of the Plan or its implementation, to be “disinterested persons” within the meaning of Rule 16b-3 under Section 16 of the Exchange Act, as such rule may be amended.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES.  There shall be authorized for issuance under the Plan in accordance with the provisions of the Plan 250,000 shares of Stock. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if such shareholder approval is required. The Company shall at all times during the term of the Plan retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. The shares of Stock issuable hereunder shall be authorized and unissued shares or previously issued and outstanding shares of Common Stock reacquired by the Company.

4.2 OTHER SHARES OF STOCK.  Any shares of Stock that are subject to a Common Stock Equivalent and for any reason are not issued to a Director shall automatically become available again for use under the Plan.

4.3 ADJUSTMENTS UPON CHANGES IN STOCK.  If there shall be any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Committee in the terms of Common Stock Equivalents under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Committee in its discretion determines.

Section 5.  COMMON STOCK EQUIVALENT AWARDS

5.1 GRANTS OF COMMON STOCK EQUIVALENT AWARDS.  Common Stock Equivalents having a Fair Market Value on the date of grant equal to $1,250 shall be granted automatically, as of each Quarterly Payment Date, to each Director who is entitled to receive a retainer fee on such date; provided, however, that in the case of the first Quarterly Payment Date applicable to any person who is a Director on the date the Plan becomes effective, $3,750 shall be substituted for $1,250 in the foregoing provision. If a person becomes a member of the Board between Quarterly Payment Dates, whether by action of the shareholders of the Company or the Board, such person shall be granted automatically, as of the date his or her Board service commences, a pro rata Common Stock Equivalent Award equal to a full Award (determined pursuant to the immediately preceding sentence as if the date such Director began serving on the Board was a Quarterly Payment Date) multiplied by a fraction (not in excess of 1.0), the numerator of which is the number of days during the period beginning with the date upon which such Director commences Board service and ending with the next following Quarterly Payment Date, and the denominator of which is the total number of days during the period beginning on the Quarterly Payment Date immediately preceding the commencement of Board service by the Director and ending on the next following Quarterly Payment Date.

5.2 DEFERRAL ELECTIONS.  A Director may elect to defer receipt of all or a specified portion of the annual retainer, chair and/or meeting fees otherwise payable in cash to the Director for serving on the Board or any committee thereof. A Director may make the elections permitted hereunder by giving written notice to the Company in a form approved by the Committee. The notice shall include: (i) the percentage of chair and/or meeting fees or annual retainer to be deferred, and (ii) the time as of which deferral is to commence. Amounts deferred by a Director pursuant to this Section 5.2 shall be converted into Common Stock Equivalents in accordance with Section 5.4.

5.3 TIME FOR ELECTING DEFERRAL.  Any election to defer annual retainer, chair and/or meeting fees shall be made prior to the first day of the calendar year in which such fees are earned by the Director. Any subsequent election to (i) alter the portion of such amounts deferred or (ii) revoke an election to defer such amounts will become effective on the first day of the calendar year following the date on which such election is filed. Notwithstanding the foregoing, when a Director first becomes eligible to participate in the Plan, a Director may file an initial election to defer annual retainer, chair and/or meeting fees at any time during the 30-day period beginning on the date of such Directors date of initial participation. Such election shall apply to fees earned after the date such election is filed.

5.4 DEFERRED STOCK ACCOUNTS.  A Deferred Stock Account shall be established for each Director. Fees deferred by a Director shall be credited to such Account as of the date such amounts would have otherwise been paid in cash to the Director, and shall be converted, based on Fair Market Value as of the date such amounts would have otherwise been paid in cash to the Director, into additional Common Stock Equivalents. A Director’s Deferred Stock Account shall also be credited with dividends and other distributions pursuant to Section 5.5.

5.5 HYPOTHETICAL DIVIDENDS ON COMMON STOCK EQUIVALENTS.  Dividends and other distributions on Common Stock Equivalents shall be deemed to have been paid as if such Common Stock Equivalents were actual shares of Stock issued and outstanding on the respective record or distribution dates. Common Stock Equivalents shall be credited to the Deferred Stock Account in respect of cash dividends and any other securities or property issued on the Stock in connection with reclassifications, spinoffs and the like on the basis of the value of the dividend or other asset distributed and the Fair Market Value of the Common Stock Equivalents on the date of the announcement of the dividend or asset distribution, all at the same time and in the same amount as dividends or other distributions are paid or issued on the Stock. Fractional shares shall be credited to a Director’s Deferred Stock Account cumulatively but the balance of shares of Common Stock Equivalents in a Director’s Deferred Stock Account shall be rounded to the next highest whole share for any payment to such Director pursuant to Section 5.7 hereof.

5.6 STATEMENT OF ACCOUNTS.  A statement will be sent to each Director as to the balance of his or her Deferred Stock Account at least once each calendar year.

5.7 PAYMENT OF ACCOUNTS.  A Director shall receive a distribution of his or her Deferred Stock Account as soon as practicable following his or her separation from service with the Company (as that term is defined in Section 409A of the Internal Revenue Code and the regulations thereunder). Such distribution shall consist of one share of Stock for each Common Stock Equivalent credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution.

5.8 PAYMENTS TO A DECEASED DIRECTOR’S ESTATE.  In the event of a Director’s death before the balance of his or her Deferred Stock Account is fully paid to him, payment of the balance of the Director’s Deferred Stock Account shall then be made to his estate in the time and manner selected by the Committee in the absence of a designation of a beneficiary pursuant to Section 5.9 hereof. The Committee may take into account the application of any duly appointed administrator or executor of a Director’s estate and direct that the balance of the Director’s Deferred Stock Account be paid to his estate in the manner requested by such application.

5.9 DESIGNATION OF BENEFICIARY.  A Director may designate a beneficiary on a form approved by the Committee.

5.10 CHANGE IN CONTROL.  Notwithstanding any provision of this Plan to the contrary, in the event a Change in Control of the Company occurs, within ten (10) days of the date of such Change in Control, each Director shall receive a lump sum distribution in cash equal to the value of all Common Stock Equivalents credited to such Director’s Deferred Stock Account as of the Quarterly Payment Date immediately preceding the date of distribution (based upon the highest Fair Market Value during the 30 days immediately preceding the Change in Control).

Section 6.  ASSIGNABILITY

The right to receive payments or distributions hereunder shall not be transferable or assignable by a Director other than by will or the laws of descent and distribution.

Section 7.  PLAN TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall automatically terminate at the close of business on May 31, 2020 unless sooner terminated by the Board and each Director shall receive a distribution of his or her Deferred Stock Account on such date in such form and in such amount as is set forth in Section 5.7. The Company, by proper action of its governing body, may, in its sole discretion, terminate this Plan at any time prior to May 31, 2020 (other than at a time proximate to a downturn in the financial health of the Company) provided that all deferred compensation plans that must be aggregated with this Plan for purposes of Section 409A of the Code, if any, are also terminated. In the event the Plan is terminated pursuant to the immediately preceding sentence, each Director shall receive a distribution of his or her Deferred Stock Account no earlier than 12 months nor later than 24 months following such termination. Such distribution shall be in such form and in such amount as is set forth in Section 5.7 as if the date of distribution were the date of the Director’s separation from service. Notwithstanding the foregoing, the Company may, in its sole discretion terminate this Plan at any time prior to May 31, 2020 within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A). In the event the Plan is terminated pursuant to the immediately preceding sentence, each Director shall receive a distribution of his or her Deferred Stock Account in such form and in such amount as is set forth in Section 5.7 as soon as practicable thereafter.

Section 8.  GOVERNING LAW

The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.